EXHIBIT 10.1
                                  AMENDMENT # 4

TO THE ASSURANCE OF DISCONTINUANCE PURSUANT TO EXECUTIVE LAW ss. 63(15) BETWEEN THE ATTORNEY GENERAL OF THE STATE OF NEW YORK AND WILLIS GROUP HOLDINGS LTD, WILLIS NORTH AMERICA INC., AND WILLIS OF NEW YORK, INC. (collectively "WILLIS") DATED APRIL 7, 2005 (hereinafter, the "Assurance") and

                                  AMENDMENT #3

TO THE STIPULATION ENTERED INTO BY THE NEW YORK INSURANCE DEPARTMENT WITH WILLIS AND CERTAIN WILLIS AFFILIATES AS SPECIFIED THEREIN (collectively "WILLIS GROUP") DATED APRIL 8, 2005 (hereinafter, the "Stipulation")

         WHEREAS, the parties recognize that Willis from time to time has competitive interests in acquiring brokerage companies; and

         WHEREAS, the parties recognize that most of these brokerage companies continue to accept forms of Compensation prohibited by the Assurance; and

         WHEREAS, the parties have agreed that permitting Willis to make such acquisitions will enable Willis to transition the regional and local brokerage companies from their current Compensation practices to the transparent, clear, and conflict-free Compensation practices agreed in this Assurance is in the best interests of insurance consumers; and

         WHEREAS, the parties have agreed to amend the Assurance to permit Willis to phase-out prohibited Compensation from acquired entities over an orderly and efficient period, consistent with the terms and conditions of this Agreement;

         NOW, THEREFORE, the parties hereby agree that the Assurance shall be clarified and amended as follows:

1. Paragraph 7 of the Assurance is hereby amended, such that the first and second sentences shall be amended to read as follows:

         "Subject to Paragraph 9.2, in connection with its insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, Willis shall accept only: a specific fee to be paid by the client; a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; a specific fee for service(s) to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or a combination of fee and commission. Willis shall accept no such commissions or fees unless, before the binding of any such policy, or provision of any such service: (a) Willis in plain, unambiguous written language fully discloses such commissions or fees in either dollars or percentage amounts, and the specific nature of each service for which fees are to be received; and (b) the U.S. client consents in writing."


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2.       Paragraph 9 shall be renumbered 9.1.

3.       A new Paragraph 9.2 shall be inserted into the Assurance reading:

         "Notwithstanding the preceding paragraph, in the event Willis acquires a controlling share in an insurance brokerage firm, partnership or company ("acquired company") that currently is not prohibited from accepting Contingent Compensation, Willis shall not be in violation of this Assurance if Willis (a) transitions the acquired company so that the acquired company no longer accepts Contingent Compensation on business placed on behalf of existing clients no later than three years after the effective date of the acquisition; (b) prohibits the acquired company from accepting Contingent Compensation on (i) any business placed on behalf of existing clients for which the acquired company was not receiving Contingent Compensation on the effective date of the acquisition, and (ii) all business placed on behalf of any new clients produced on and after the effective date of the acquisition; (c) clearly identifies to the acquired company's existing clients the form and basis of Compensation accepted by the acquired company during the transition period, and gets consent from the U.S. client to keep all Compensation at the first renewal of each policy consistent with the procedures outlined in Paragraph 14; (d) makes the acquired company subject to all of the other Business Reforms agreed in the Assurance within 180 days of the acquisition, or at the later renewal of each policy if compliance cannot be completed with regard to that policy within the 180 day period; and (e) informs the New York State Insurance Department of the status of the implementation of Business Reforms every 90 days after the acquisition until all existing clients have renewed or implementation is completed, whichever is sooner. For purposes of this paragraph, "existing client" is an insurance client of the acquired company for which an insurance policy or product produced by the acquired company is in effect on the effective date of the acquisition; "new client" is any client of the acquired company other than an existing client. It is the intention of the parties that the purpose of this Paragraph is to bring any company acquired by Willis into compliance with the Compensation practices agreed to in this Assurance in as orderly fashion as possible; nothing in this Paragraph shall be used or be construed to otherwise circumvent the requirements of this Assurance."

4.       A new Paragraph 9.3 shall be inserted into the Assurance reading:

         "If Willis acquires a company, and elects to continue to accept Contingent Compensation during the transition period in accordance with Paragraph 9.2 above, then Willis shall modify its website and all other public pronouncements regarding the Compensation it receives from insurers to clearly disclose (a) that it accepts Contingent Compensation with respect to policies of existing clients of acquired companies during a three-year transition period after the acquisition; and (b) the names and locations, including branch offices, of those acquired companies, together with the respective dates that the transition periods end.


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5.       Paragraph 14 of the Assurance is hereby amended by adding the following sentence to the end of the Paragraph:

         "To the extent any Contingent Compensation received during the period permitted by Paragraph 9.2 cannot be defined with certainty prior to binding, Willis will describe the methods of determining and the best estimated amount of such compensation in as reasonable detail as possible and will comply with the remaining requirements of this Paragraph."

6. Other than as amended above, the Assurance shall remain in full force and effect.

7. All references in the Stipulation to the Assurance of Discontinuance shall be deemed to include this Amendment.

8.       This Amendment may be executed in counterparts.


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         WHEREFORE, the following signatures are affixed hereto on this ____ day of May, 2008.


Honorable Andrew Cuomo                   New York State Insurance Department



______________________                   By: __________________________
Attorney General                         Robert H. Easton
State of New York                        Deputy Superintendent & General Counsel
120 Broadway, 25th Floor                 25 Beaver Street
New York, NY 10271                       New York, NY 10004





Willis Group Holdings Limited
Willis North America Inc.
Willis of New York, Inc. and
for purposes of the Stipulation,
on behalf of the Willis Group



By: _____________________
Adam G. Ciongoli
Group General Counsel
1 World Financial Center
200 Liberty Street, 7th Floor
New York, NY  10281